Exhibit 4.7

FORM OF REGISTRATION RIGHTS AGREEMENT

BY AND AMONG

CAZOO GROUP LTD

AND

THE HOLDERS PARTY HERETO

DATED AS OF [●], 2023

i

REGISTRATION RIGHTS AGREEMENT

REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [●] 2023, by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and each of the parties identified on the signature pages hereto (collectively, the “Holders”, and each a “Holder”).

RECITALS

WHEREAS, pursuant to that certain Transaction Support Agreement, dated as of September 20, 2023, by and among the Company, the Holders and the other parties thereto (the “Transaction Support Agreement”), the Company has agreed to exchange $630 million aggregate principal amount of its outstanding 2.00% Convertible Senior Notes due 2027 held by the Holders for the issuance of $200 million aggregate principal amount of new senior secured notes and Class A ordinary shares (as defined below);

WHEREAS, pursuant to the Transaction Support Agreement, the Company has agreed to provide the Holders with registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder (the “Securities Act”) with respect to the Registrable Securities (as defined below).

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Holders hereby agree as follows:

AGREEMENT

1. DEFINITIONS.

As used in this Agreement, the following terms shall have the following meanings:

“Alternative Transaction” has the meaning ascribed to such term in Section 2(h).

“Automatic Shelf Registration Statement” means an “automatic shelf registration statement” as defined in Rule 405 under the Securities Act.

“Block Trade” means an offering and/or sale of Registrable Securities by one or more of the Holders on a block trade or underwritten basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Business Day” means any day other than Saturday, Sunday or any other day on which either commercial banks in the City of New York are authorized or required by Law to remain closed or the New York Stock Exchange LLC is not open for a full business day.

“Claims” has the meaning ascribed to such term in Section 6(a).

“Class A ordinary shares” means the Class A ordinary shares of the Company, par value $0.002 per share ($0.20 per share after giving effect to the reverse stock split consummated on the date of this Agreement), as it exists on the date of this Agreement, and any shares of any class or series of equivalent equity security of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the ordinary shares or any other equity security of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company.

“Closing Date” has the meaning ascribed to such term in the Transaction Support Agreement.

“Company” has the meaning ascribed to such term in the preamble.

“Effective Date” means the date that a Registration Statement is declared effective by the SEC.

“Eligible Market” means The New York Stock Exchange, The NYSE MKT LLC, The NASDAQ Global Select, or The NASDAQ Global Market.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Filing Date” has the meaning ascribed to such term in Section 2(a).

“Filing Determination Date” has the meaning ascribed to such term in Section 2(a).

“Form F-1 Shelf” has the meaning ascribed to such term in Section 2(a).

“Form F-3 Shelf” has the meaning ascribed to such term in Section 2(a).

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision thereof, any entity or self-regulatory organization exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

“Inspectors” has the meaning ascribed to such term in Section 3(h).

“Law” means any United States federal, state or local or foreign law, rule, regulation, statute, Order or other legally enforceable requirement (including common law) issued, enacted, adopted, promulgated, implemented or otherwise put into effect by or under the authority of any Governmental Authority.

“Legal Counsel” has the meaning ascribed to such term in Section 2(f).

“Maximum Offering Size” has the meaning ascribed to such term in Section 2(h).

“New Registration Rights Agreement” means a new registration rights agreement, providing the Holders with registration rights that are customary for investors in a company that is not subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act (including initial public offering demand registration rights at the request of the Holders holding a customary percentage of the outstanding Class A ordinary shares and seeking to register a customary minimum threshold amount of Class A ordinary shares and, after completion of an initial public offering of Class A ordinary shares, demand registration rights, shelf registration rights and piggyback registration rights customary for investors in a company that is not subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act), as shall be reasonably agreed among the Company and the Holders holding Registrable Securities at the time such registration rights agreement is entered into.

“New Warrants” has the meaning ascribed to such term in the Transaction Support Agreement.

“Order” means any judgment, decision, writ, order, injunction, award, decree or other determination of or by any Governmental Authority.

“Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an estate, an unincorporated organization or other entity and a government or any department or agency thereof.

“Piggyback Registration” has the meaning ascribed to such term in Section 2(c).

“Piggyback Registration Notice” has the meaning ascribed to such term in Section 2(c).

“Public Announcement” means disclosure in a press release, a document publicly filed by the Company with the SEC pursuant to Sections 13, 14 or 15(d) of the Exchange Act or any other Regulation FD-compliant method.

“Records” has the meaning ascribed to such term in Section 3(h).

“register,” “registered,” and “registration” refer to a registration effected by preparing and filing one or more Registration Statements in compliance with the Securities Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement(s) by the SEC.

“Registrable Securities” means (i) any Class A ordinary shares, whether now owned or hereafter acquired by the Holders (including any Class A ordinary shares issued or issuable upon the exercise of any other equity security), (ii) any other equity security of the Company issued or issuable with respect to the Class A ordinary shares described in clause (i), as a result of any share capitalization or share split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization, exchange or similar event or otherwise, and (iii) any New Warrants, whether now owned or hereafter acquired by the Holders; provided, that any Registrable Securities beneficially owned by a Holder shall cease to be Registrable Securities when (a) a Registration Statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such Registration Statement, or (b)(i) such Holder, in aggregate with all of such Holder’s affiliates, holds less than five percent (5%) of the issued and outstanding share capital of the Company (excluding any Class A ordinary shares acquired after the Closing Date, based on the issued and outstanding share capital of the Company as of the date of this Agreement) and (ii) to the extent such securities may be sold pursuant to Rule 144 (or any similar provisions in force) without regard to volume or manner of sale limitations.

“Registration Actions” has the meaning ascribed to such term in Section 2(i).

“Registration Period” has the meaning ascribed to such term in Section 3(a).

“Registration Statement” means a registration statement or registration statements of the Company filed under the Securities Act covering the resale of the Registrable Securities.

“Requested Shelf Registered Securities” has the meaning ascribed to such term in Section 2(h).

“Required Holders” means the holders of at least a majority of the Registrable Securities.

“Rule 144” has the meaning ascribed to such term in Section 8.

“Rule 415” means Rule 415 promulgated under the Securities Act or any successor rule providing for offering securities on a delayed or continuous basis.

“SEC” means the United States Securities and Exchange Commission.

“SEC Guidance” means (i) any publicly available written or oral interpretations, questions and answers, guidance and forms of the SEC, (ii) any oral or written comments, requirements or requests of the SEC or its staff, (iii) the Securities Act and the Exchange Act and (iv) any other rules, bulletins, releases, manuals and regulations of the SEC.

“Securities Act” has the meaning ascribed to such term in the recitals.

“Shelf” has the meaning ascribed to such term in Section 2(a).

“Shelf Registered Securities” means any Registrable Securities whose resale is covered by an effective Registration Statement filed pursuant to this Agreement.

“Steering Committee Stockholders” means Viking Global Investors LP and Farallon Capital Management, L.L.C., and any of their respective affiliates or any related fund entities or employees (in each case, who own, from time to time, Registrable Securities).

“Subsequent Shelf Registration” has the meaning ascribed to such term in Section 2(b).

“Suspension Notice” has the meaning ascribed to such term in Section 2(i).

“Suspension Period” has the meaning ascribed to such term in Section 2(i).

“Transaction Support Agreement” has the meaning ascribed to such term in the recitals.

“Underwritten Offering” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Notice” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Request” has the meaning ascribed to such term in Section 2(h).

“Underwritten Offering Requesting Holder” has the meaning ascribed to such term in Section 2(h).

“Violations” has the meaning ascribed to such term in Section 6(a).

2. REGISTRATION.

(a) Mandatory Registration. The Company shall prepare, and, on or prior to the date that is one (1) Business Day after the Closing Date (the “Filing Date”), file with the SEC a Registration Statement on Form F-3 (the “Form F-3 Shelf”) or, if the Company is ineligible to use a Form F-3 Shelf, a Registration Statement on Form F-1 (the “Form F-1 Shelf,” and together with the Form F-3 Shelf (and any Subsequent Shelf Registration), the “Shelf”) covering the resale of all of the Registrable Securities. The Shelf prepared pursuant hereto shall register for resale the number of Registrable Securities determined as of the Business Day prior to the Filing Date (the “Filing Determination Date”). Not later than ten Business Days prior to the anticipated Filing Determination Date, the Company shall provide written notice to the Holders of such anticipated Filing Determination Date. Each Holder shall provide such information as is required by Section 4(a) not later than the fifth Business Day after receipt of such notice from the Company. The Company shall use its commercially reasonable best efforts to have the Shelf declared effective by the SEC as soon as reasonably practicable, subject to Section 3 hereof. The Shelf shall provide for the resale of Registrable Securities from time to time, and pursuant to any method or combination of methods legally available to, and requested by, any Holder, which may include underwritten marketed offerings, underwritten block trades, registered broker trades, or any other method of distribution elected by any such Holder. The Company shall use its best efforts to maintain the Shelf in accordance with the terms hereof, and shall prepare and file with the SEC such amendments, including post-effective amendments, and supplements as may be necessary to keep such Shelf effective and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. From time to time, the Holders may, by written notice to the Company, request that an amount of additional Registrable Securities be registered on the Shelf. Upon receipt of such notice, the Company shall prepare, and, as soon as reasonably practicable, file with the SEC a post-effective amendment to the Registration Statement on Form F-3 covering the resale of all of such additional Registrable Securities. In the event the Company files a Form F-1 Shelf, the Company shall use its reasonable best efforts to convert the Form F-1 Shelf (and any Subsequent Shelf Registration) to a Form F-3 Shelf as soon as practicable after the Company is eligible to use Form F-3.

(b) Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall use all reasonable efforts to, as promptly as is reasonably practicable, cause such Shelf to again become effective under the Securities Act (including obtaining the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use all reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional Registration Statement (a “Subsequent Shelf Registration”) registering the resale from time to time by the Holders thereof of all securities that are Registrable Securities as of the time of such filing. If a Subsequent Shelf Registration is filed, the Company shall use all reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an Automatic Shelf Registration Statement if the Company is a “well-known seasoned issuer” as defined under Rule 405 promulgated under the Securities Act) and (ii) keep such Subsequent Shelf Registration continuously effective and usable until there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form F-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form and shall provide for the registration of such Registrable Securities for resale by any Holder in accordance with any method of distribution elected by any such Holder.

(c) Piggyback Rights. If the Company at any time proposes to file a registration statement with respect to any offering of its securities for its own account (a “Primary Registration Statement”) or for the account of any Person who holds its securities (other than (i) a registration on Form F-4, S-4 or S-8 or any successor form to such forms, (ii) a registration of securities solely relating to an offering and sale to employees, directors or consultants of the Company pursuant to any employee stock plan or other employee benefit plan arrangement, (iii) a registration of non-convertible debt securities, or (iv) any registration made pursuant to Section 2(a) or Section 2(b) herein) (a “Piggyback Registration”) then, as expeditiously as reasonably possible (but in no event less than ten (10) days following the date of filing such registration statement), the Company shall give written notice (the “Piggyback Registration Notice”) of such proposed filing to all Holders of Registrable Securities, and such notice shall offer the Holder the opportunity to register such number of Registrable Securities as each such Holder may request in writing, provided that, the Company shall not be required to give a Piggyback Registration Notice in connection with the filing of any shelf registration statement if the Registrable Securities are all already registered for resale on a currently effective Shelf that has been filed pursuant to Section 2(a) or 2(b) above. Subject to Section 2(d) and Section 2(e), the Company shall include in such registration statement all such Registrable Securities which are requested to be included therein within fifteen (15) days after the Piggyback Registration Notice is given to such Holders.

(d) Priority on Primary Registrations. If a Piggyback Registration is an underwritten primary registration on behalf of the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company shall include, after including all of the primary securities the Company desires to include in such registration, the number of Registrable Securities requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Securities requested to be included therein by each such Holder. Notwithstanding the foregoing, in no event shall the Company be required to include any Registrable Securities in any Primary Registration Statement if the Company’s board of directors, in its sole and absolute discretion for any reason or no reason, determines that the inclusion of any Registrable Securities in any such Primary Registration Statement would not be in the best interests of the Company.

(e) Priority on Secondary Registrations. If a Piggyback Registration is an underwritten secondary registration on behalf of holders of the Company’s securities, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the consent of the Required Holders to be included in such registration, the Company shall include in such registration the securities requested to be included therein by the Holders requesting such registration and the Registrable Securities requested to be included in such registration, pro rata among the Holders of such securities and such Registrable Securities on the basis of the number of shares requested to be included therein by each such Holder.

(f)   Legal Counsel. Subject to Section 5 hereof, the Required Holders shall have the right to select one legal counsel to review and oversee any registration pursuant to this Section 2 (“Legal Counsel”), which shall be Weil, Gotshal & Manges LLP or such other counsel as thereafter designated by the Required Holders. The Company and Legal Counsel shall reasonably cooperate with each other in performing the Company’s obligations under this Agreement. For the avoidance of doubt, the Company shall be entitled to select separate legal counsel to represent the Company in connection with fulfilling its obligations under this Agreement.

(g) Termination of Exchange Act Registration. If the Company expects that it will no longer be subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act (collectively, the “Reporting Obligations”), subject to the condition precedents that (i) the Company shall have (A) provided thirty (30) days’ written notice to the Holders (including by way of Public Announcement) of such expectation (such notice, the “Exchange Act Registration Termination Notice”) and (B) used its commercially reasonable efforts to enter into a New Registration Rights Agreement with the Holders holding Registrable Securities at such time, and (ii) the Required Holders shall have acknowledged in writing receipt of such notice, then the Company and the Holders shall not be required to comply with their respective obligations under this Agreement and, for the avoidance of doubt, the Company shall not be required to file or maintain the effectiveness of any Registration Statements filed under this Agreement or perform any Registration Actions (as defined below) and may withdraw any such Registration Statements in accordance with SEC Guidance. Notwithstanding the foregoing, the Company may withdraw such Registration Statement and terminate such Reporting Obligations without compliance with such conditions precedent in the event of a Mandatory Delisting (as hereinafter defined). The New Registration Rights Agreement to which at least the Required Holders are party shall provide that it supersedes this Agreement in its entirety. The parties hereto acknowledge that the Exchange Act Registration Termination Notice may be provided during the Public Listing Period (as defined in the Transaction Support Agreement). The Company covenants that it (i) will use its reasonable best efforts to release the Company’s annual financial results for fiscal year 2023 sufficient to begin the Company’s “open window” period pursuant to the Company’s Insider Trading Policy, effective April 28, 2023, on or prior to February 1, 2024 and (ii) will continue to be subject to the reporting requirements of Section 12(b), 12(g) or 15(d) of the Exchange Act until the earlier of (A) compliance with the “Public Listing” covenant in the Transaction Support Agreement or (B) mandatory delisting (“Mandatory Delisting”) by the New York Stock Exchange. Notwithstanding anything to the contrary in this Agreement, immediately upon the occurrence of the earlier of (A) or (B) in the preceding sentence, the Company shall cease to have any obligation to any Holder (pursuant to this Agreement or any agreement) to maintain the effectiveness of the Company’s registration statements, including the registration statement on Form F-3 (File No. 333-267724), which was declared effective on October 12, 2022, and shall be free, in its sole discretion for any reason or no reason, to withdraw such registration statements at such time with respect to any such Holder; provided, however, that no such withdrawal shall occur prior to the earlier of (i) the date upon which Holders who are subject to the Company’s Insider Trading Policy have been permitted to trade for a total of thirty (30) days after the Closing Date and (ii) March 14, 2024. For the avoidance of doubt, this Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf purporting to provide registration rights for any of the Company’s securities to any such Holder or its affiliates.

(h) Conduct of Underwritten Offerings and Alternative Transactions.

(i) Upon written request by a Holder holding Shelf Registered Securities (the “Underwritten Offering Requesting Holder”), which request (the “Underwritten Offering Request”) shall specify the class or series and amount of such Underwritten Offering Requesting Holder’s Shelf Registered Securities to be sold (the “Requested Shelf Registered Securities”), the Company shall perform its obligations hereunder with respect to the sale of such Requested Shelf Registered Securities in the form of an underwritten offering (an “Underwritten Offering”) if the aggregate amount of Registrable Securities to be included in such Underwritten Offering represents no less than five percent (5%) of the issued and outstanding share capital of the Company as of the date of this Agreement. Promptly upon receipt of an Underwritten Offering Request, the Company shall provide notice (the “Underwritten Offering Notice”) of such proposed Underwritten Offering (which notice shall state the material terms of such proposed Underwritten Offering, to the extent known, as well as the identity of the Underwritten Offering Requesting Holder) to the other Holders holding Shelf Registered Securities. Such other Holders may, by written request to the Company and the Underwritten Offering Requesting Holders, within three Business Days after receipt of such Underwritten Offering Notice, offer and sell up to all of their Shelf Registered Securities of the same class or series as the Requested Shelf Registered Securities in such proposed Underwritten Offering. No Holder shall be entitled to include any of its Registrable Securities in an Underwritten Offering unless such Holder has complied with clause (v), below. The lead managing underwriter or underwriters selected for such Underwritten Offering shall be an investment bank of national reputation selected by the Underwritten Offering Requesting Holder(s). The Company shall, as soon as practicable, prepare and file (and cause to become effective, as applicable) a new Registration Statement, or any amendments (including post-effective amendments) and supplements to an existing Registration Statement and the prospectus used in connection with such Registration Statement, as necessary, to permit the consummation of the applicable Underwritten Offering. The terms and conditions of any customary underwriting or purchase arrangements pursuant to which Registrable Securities shall be sold in an Underwritten Offering shall be approved by the Underwritten Offering Requesting Holder(s) and shall be reasonably acceptable to the Company.

(ii) Notwithstanding the foregoing, if any Steering Committee Stockholder holding Shelf Registered Securities wishes to engage in a Block Trade (either through filing an Automatic Shelf Registration Statement or through a take-down from an already effective Registration Statement), then notwithstanding the foregoing time periods, the Underwritten Offering Requesting Holder only needs to notify the Company of the Block Trade on the day such offering is to commence and the Company shall notify the other Holders that did not initiate the Block Trade. The Holders must elect whether or not to participate in such Block Trade on the day such offering is to commence, and the Company shall as expeditiously as possible use its reasonable best efforts (including co-operating with such Holders with respect to the provision of necessary information) to facilitate such Block Trade (which may close as early as two (2) Business Days after the date it commences), provided, that in the case of such Block Trade, only Steering Committee Stockholders shall have a right to notice and to participate, and provided, further, that the Steering Committee Stockholder requesting such Block Trade shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of offering documents related to the Block Trade. For the avoidance of doubt, Holders other than the Steering Committee Stockholders shall not be entitled to receive notice of, or to elect to participate in, a Block Trade or any Registration Statement or prospectus to be used in connection with such Block Trade.

(iii) In an Underwritten Offering, if the lead managing underwriter advises the Company and the Underwritten Offering Requesting Holder that, in its view, the number of Registrable Securities requested to be included in such Underwritten Offering (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the number of Registrable Securities that may be sold without having a material and adverse effect on such Underwritten Offering (the “Maximum Offering Size”), the Company shall include in such Underwritten Offering the following securities, in the priority listed below, up to the Maximum Offering Size:

(A) first, Shelf Registered Securities that are requested to be included in such Underwritten Offering by the Underwritten Offering Requesting Holder(s);

(B) second, Shelf Registered Securities that are requested to be included in such Underwritten Offering by Holders other than the Underwritten Offering Requesting Holder(s); and

(C) third, all securities that are registered on the applicable Registration Statement and are requested to be included in such Underwritten Offering by the Company or other holders of the Company’s securities (including securities to be included pursuant to other applicable registration rights agreements or provisions).

(iv) The Company shall use its commercially reasonable efforts to cooperate in a timely manner with any request of the Holders holding Shelf Registered Securities in respect of any hedging transaction, derivatives transaction, short sale, stock loan or pledge or other transaction that is registered under a Registration Statement that is not a firm commitment Underwritten Offering or a Block Trade (each, an “Alternative Transaction”), including entering into customary agreements with respect to such Alternative Transactions (and providing customary representations, warranties, covenants and indemnities in such agreements) as well as providing other reasonable assistance in respect of such Alternative Transactions of the type applicable to a transaction registered on a Registration Statement, subject to Section 3 hereof, to the extent customary for such transactions.

(v) Notwithstanding anything herein to the contrary, no Holder may participate in any Underwritten Offering hereunder unless such Holder accurately completes and executes in a timely manner all questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements (as approved in accordance with the terms of this Agreement), and other documents reasonably requested under the terms of such underwriting arrangements; provided, that all Persons participating in such Underwritten Offering shall be required to complete and execute, on the same terms and conditions, such questionnaires, powers of attorney, indemnities, custody agreements, underwriting agreements, and other documents (if applicable). The right of a Holder to register and sell Registrable Securities in an Underwritten Offering shall also be subject to any restrictions, limitations or prohibitions on the sale of Registrable Securities as may be required by the underwriters in the interests of the offering (and, without limiting the foregoing, each Holder shall in connection therewith agree to be bound by (and if requested, execute and deliver) a lock-up agreement with the underwriter(s) of any such Underwritten Offering as provided in clause (vi), below).

(vi) In connection with an Underwritten Offering:

(A) Each Holder hereby agrees that, except for sales in such Underwritten Offering: (1) it will not effect any public sale or distribution (including sales pursuant to Rule 144 and through derivative transactions) of any Class A ordinary shares during (x) the period from the date of the Underwritten Offering Notice until the end of the 60-day period beginning on the date of commencement of such Underwritten Offering (which period may be extended to the extent required by applicable Law or SEC Guidance) or (y) such shorter period as the underwriters participating in such Underwritten Offering may require; provided, that the duration of the restrictions described in this subclause (1) shall be no longer than the duration of the shortest restriction generally imposed by the underwriters on the Chief Executive Officer and the Chief Financial Officer of the Company (or persons in substantially equivalent positions) in connection with such Underwritten Offering; and (2) it will execute a lock-up agreement in favor of the underwriters in form and substance reasonably acceptable to the Company and the underwriters to such effect.

(B) The Company agrees that (1) it shall not effect any public sale or distribution (including through derivative transactions) of Class A ordinary shares (except pursuant to registrations on Form S-8, Form F-4 or Form S-4 or any similar or successor form under the Securities Act), during (x) the period from the date of the Underwritten Offering Notice until the end of the [180]-day period beginning on the date of commencement of such Underwritten Offering (which period may be extended to the extent required by applicable Law or SEC Guidance) or (y) such shorter period as the underwriters participating in such Underwritten Offering may require; and (2) to the extent requested by the underwriters participating in such Underwritten Offering, it shall agree to include provisions in the relevant underwriting or other similar agreement giving effect to the restrictions described in the preceding subclause (1), in form and substance reasonably acceptable to such underwriters.

(vii) Notwithstanding any other provision of this Agreement, in no event shall the Company be required to undertake more than one Underwritten Offering with respect to Underwritten Offering Requests in any ninety (90) day period.

(i) Suspension. Notwithstanding anything to the contrary contained in this Agreement, but subject to the limitations set forth in this Section 2(i), the Company shall be entitled to suspend its obligation to (i) file or submit (but not to prepare) any Registration Statement, (ii) file or submit any amendment to such a Registration Statement, (iii) file, submit or furnish any supplement or amendment to a prospectus included in such a Registration Statement, (iv) make any other filing with the SEC, (v) cause such a Registration Statement or other filing with the SEC to become or remain effective or (vi) take any similar actions or actions related thereto (including entering into agreements and actions related to the marketing of securities) (collectively, “Registration Actions”) upon (1) the issuance by the SEC of a stop order suspending the effectiveness of any such Registration Statement or the initiation of proceedings with respect to such a Registration Statement under Section 8(d) or 8(e) of the Securities Act, (2) the determination of the Company’s board of directors that any such Registration Action should not be taken because it would reasonably be expected to materially interfere with or require the public disclosure of any material corporate development or plan, including any material financing, securities offering, acquisition, disposition, corporate reorganization or merger or other transaction involving the Company or any of its subsidiaries or (3) the Company possessing material non-public information the disclosure of which its board of directors determines would reasonably be expected to not be in the best interests of the Company. Upon the occurrence of any of the conditions described in clause (1), (2) or (3) above in connection with undertaking a Registration Action, the Company shall give prompt notice of such suspension (and whether such action is being taken pursuant to clause (1), (2) or (3) above) (a “Suspension Notice”) to the Holders. Upon the termination of such condition, the Company shall give prompt notice thereof to the Holders and shall promptly proceed with all Registration Actions that were suspended pursuant to this Section 2(i). The Company may only suspend Registration Actions pursuant to clause (2) or (3) above on two occasions during any period of 12 consecutive months for a reasonable time specified in the Suspension Notice but not exceeding an aggregate of 60 days (which period may not be extended or renewed) during such 12 consecutive month period (each such occasion, a “Suspension Period”). Each Suspension Period shall be deemed to begin on the date the relevant Suspension Notice is given to the Holders and shall be deemed to end on the earlier to occur of (x) the date on which the Company gives the Holders a notice that the Suspension Period has terminated and (y) the date on which the number of days during which a Suspension Period has been in effect exceeds the 60-day limit. Notwithstanding anything to the contrary in this Agreement, the Company shall not be in breach of, or have failed to comply with, any obligation under this Agreement where the Company acts or omits to take any action in order to comply with applicable Law, any SEC Guidance or any Order. Each Holder shall keep confidential the fact that a Suspension Period is in effect unless otherwise notified by the Company, except (a) for disclosure to the Holders and any underwriters or counterparties in Alternative Transactions, and their employees, agents and professional advisers who reasonably need to know such information, (b) for disclosures to the extent required in order to comply with reporting obligations to its limited partners or other direct or indirect investors who are subject to confidentiality arrangements with such Holder, (c) if and to the extent such matters are publicly disclosed by the Company or any of its subsidiaries or any other Person that, to the actual knowledge of such Holder, was not subject to an obligation or duty of confidentiality to the Company or any of its subsidiaries, (d) as required by applicable Law (provided, that the Holder gives prior written notice to the Company of such requirement and the contents of the proposed disclosure to the extent it is permitted to do so under applicable Law), and (e) for disclosure to any other Holder who is subject to the foregoing confidentiality requirement.

(j) Foreign Private Issuer Status. As of such time as the Company ceases to be a “foreign private issuer” (as defined in Rule 12b-2 under the Exchange Act), (i) all references in this Agreement to a Form F-1 Shelf shall thereafter be deemed to refer to a shelf registration on Form S-1, (ii) all references in this Agreement to a Form F-3 Shelf shall thereafter be deemed to refer to a shelf registration on Form S-3 and (iii) the Company shall promptly take all actions reasonably necessary to ensure the Holders gain the expected benefit of this Agreement, including, but not limited to, by filing (and making effective) (a) a new Registration Statement on the appropriate form and (b) any post-effective amendment to an existing Registration Statement or Subsequent Shelf Registration.

3. RELATED OBLIGATIONS.

At such time as the Company is obligated to file a Registration Statement with the SEC pursuant to Section 2, the Company will use its commercially reasonable efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a) The Company shall promptly prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its commercially reasonable efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as reasonably practicable after such filing. The Company shall keep each Registration Statement effective pursuant to Rule 415 at all times until the earlier of (i) the date on which there are no longer any Registrable Securities and (ii) the date on which the Holders shall have sold all of the Registrable Securities covered by such Registration Statement (the “Registration Period”). Each Registration Statement (including any amendments or supplements thereto and prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of prospectuses, in the light of the circumstances in which they were made) not misleading. The term “commercially reasonable efforts” shall mean, among other things, that the Company shall submit to the SEC, within five Business Days after the later of the date that (i) the Company is advised by the SEC that no review of a particular Registration Statement will be made by the staff of the SEC or that the staff has no further comments on a particular Registration Statement, as the case may be, and (ii) the approval of Legal Counsel pursuant to Section 3(c) (which approval is immediately sought), a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two Business Days after the submission of such request. The Company shall use its commercially reasonable efforts to respond in writing to comments made by the SEC in respect of a Registration Statement as soon as reasonably practicable.

(b) In accordance with SEC Guidance, the Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to a Registration Statement and the prospectus used in connection with such Registration Statement, which prospectus is to be filed pursuant to Rule 424 promulgated under the Securities Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof as set forth in such Registration Statement. The “Plan of Distribution” section of each Registration Statement shall permit, subject to the SEC Guidance, all customary means of disposition of Registrable Securities, including firm-commitment underwritten public offerings, block trades, agented transactions, sales directly into the market, purchases or sales by brokers, derivative transactions, short sales, stock loan or stock pledge transactions and sales not involving a public offering. In the case of amendments and supplements to a Registration Statement which are required to be filed pursuant to this Agreement (including pursuant to this Section 3(b)) by reason of the Company filing a report on Form 10-K, Form 10-Q, Form 8-K, Form 20-F, Form 6-K or any analogous report under the Exchange Act, the Company shall have incorporated such report by reference into such Registration Statement, if applicable, or shall file such amendments or supplements with the SEC on the same day on which the Exchange Act report is filed which created the requirement for the Company to amend or supplement such Registration Statement.

(c) The Company shall (A) permit Legal Counsel to review and comment upon (i) a Registration Statement at least five Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K or 20-F, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, Reports on Form 6-K and any similar or successor reports) within a reasonable number of days prior to their filing with the SEC, and (B) not file any Registration Statement or any such amendment or supplement thereto in a form to which Legal Counsel reasonably objects. The Company shall not submit a request for acceleration of the effectiveness of a Registration Statement or any amendment or supplement thereto without the prior approval of Legal Counsel, which approval shall not be unreasonably withheld. The Company shall furnish to Legal Counsel, without charge, (i) copies of any correspondence from the SEC or the staff of the SEC to the Company or its representatives relating to any Registration Statement, (ii) promptly after the same is prepared and filed with the SEC, one copy of any Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, and all exhibits, unless available on EDGAR and (iii) upon the effectiveness of any Registration Statement, one copy of the prospectus included in such Registration Statement and all amendments and supplements thereto, unless available on EDGAR. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(d) The Company shall upon request furnish to each Holder whose Registrable Securities are included in any Registration Statement, without charge, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements and schedules, all documents incorporated therein by reference, if requested by a Holder, all exhibits and each preliminary prospectus, (ii) upon the effectiveness of any Registration Statement, the prospectus included in such Registration Statement and all amendments and supplements thereto and (iii) such other documents, including copies of any preliminary or final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form.

(e) The Company shall use its commercially reasonable efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holders of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” Laws of such jurisdictions in the United States as the Required Holders may reasonably request, (ii) prepare and file in those jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(e), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction. The Company shall promptly notify Legal Counsel and each Holder who holds Registrable Securities of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” Laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(f) The Company shall notify Legal Counsel and each Holder in writing (which may be by email) of the happening of any event, as promptly as reasonably practicable after becoming aware of such event, as a result of which the prospectus included in a Registration Statement, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and, subject to Section 3(q) hereof, promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and upon request deliver such supplement or amendment to Legal Counsel and each Holder, provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form. The Company shall also promptly notify Legal Counsel in writing (which may be by email) (i) when a prospectus or any prospectus supplement or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective (notification of such effectiveness shall be delivered to Legal Counsel by facsimile or email on the same day of such effectiveness), (ii) of any request by the SEC for amendments or supplements to a Registration Statement or related prospectus or related information, and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. By the end of the Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the Securities Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(g) The Company shall use its commercially reasonable efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension as early as is reasonably practicable and to notify Legal Counsel and each Holder who holds Registrable Securities being sold of the issuance of such order and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(h) Subject to customary confidentiality arrangements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection (upon reasonable notice and during normal business hours) by any Holder and any underwriter or counterparty in an Alternative Transaction participating in any disposition pursuant to a Registration Statement and any attorney (including Legal Counsel), any accountant or any other professional retained by any such Holder, underwriter or counterparty (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”) as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility and comply with SEC Guidance, and cause the officers and the employees of the Company to supply all information reasonably requested by any Inspectors in connection with such Registration Statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement or related prospectus, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such Records is necessary to comply with SEC Guidance, federal or state securities Laws or the rules of any securities exchange or trading market on which any Class A ordinary shares are listed or traded or is otherwise required by applicable Law, SEC Guidance or administrative or legal process, (iv) the information in such Records was known to the Inspectors on a non-confidential basis prior to its disclosure by the Company or has been made generally available to the public other than as a result of a violation of this paragraph (h) or any other agreement or duty of confidentiality, (v) the information in such Records is or becomes available to the public other than as a result of disclosure by any Inspector in violation of the confidentiality agreements or (vi) is or was independently developed by any Inspector without the benefit of the information in such Records. Each Inspector agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall, to the extent permitted by applicable Law, give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential. Nothing in this paragraph (h) (or in any other confidentiality agreement between the Company and any Inspector) shall be deemed to limit the Holders’ ability to sell Registrable Securities in a manner which is otherwise consistent with applicable Law.

(i) The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) the disclosure of such information is necessary to avoid or correct a misstatement or omission in such Registration Statement or related prospectus, (ii) the release of such information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (iii) disclosure of such information is necessary to comply with SEC Guidance, federal or state securities Laws or the rules of any securities exchange or trading market on which any Class A ordinary shares are listed or traded or is otherwise required by applicable Law, SEC Guidance or administrative or legal process, (iv) the information in such information was known to the Company on a non-confidential basis prior to its disclosure by the Holders or has been made generally available to the public other than as a result of a violation of this paragraph (i) or any other agreement or duty of confidentiality, (v) such information is or becomes available to the public other than as a result of disclosure by the Company in violation of the confidentiality agreements or (vi) is or was independently developed by the Company. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or other Governmental Authority of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at such Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(j) The Company shall use its commercially reasonable efforts to cause all of the Registrable Securities covered by a Registration Statement to be listed on each securities exchange on which securities of the same class or series issued by the Company are then listed, if any, if the listing of such Registrable Securities is then permitted under the rules of such exchange. The Company shall pay all fees and expenses in connection with satisfying its obligation under this Section 3(j).

(k) The Company shall cooperate with the Holders who hold Registrable Securities being offered and, to the extent applicable, facilitate the timely preparation and delivery of certificates (not bearing any restrictive legend if such shares are sold pursuant to a Registration Statement to a person who is not an affiliate of the Company) representing the Registrable Securities to be offered pursuant to a Registration Statement and enable such certificates to be in such denominations or amounts, as the case may be, as the Holders may reasonably request and registered in such names as the Holders may request.

(l) If requested by a Holder, the Company shall as soon as reasonably practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as a Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the manner of such sale and distribution, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by a Holder holding any Registrable Securities.

(m) The Company shall use its commercially reasonable efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other Governmental Authorities as may be necessary to consummate the disposition of such Registrable Securities as contemplated by the Registration Statement.

(n) The Company shall comply with Rule 158 under the Securities Act.

(o) The Company shall otherwise use its commercially reasonable efforts to comply with all SEC Guidance in connection with any Registration Statement.

(p) Within two Business Days after a Registration Statement which covers Registrable Securities is ordered effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holders whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC. The Company shall provide such confirmation to any underwriters or counterparties in Alternative Transactions covered by such Registration Statement.

(q) In connection with any Underwritten Offering or Alternative Transaction:

(i) The Company shall enter into any underwriting or other agreements that are reasonably necessary to complete transactions of such type, which agreements shall provide for representations, warranties, covenants and indemnities that are customary for transactions of such type;

(ii) The Company shall furnish to each Holder and to each underwriter in an Underwritten Offering or counterparty in an Alternative Transaction, if any, a signed counterpart, addressed to such underwriter or counterparty, of (A) an opinion or opinions of counsel to the Company and (B) a comfort letter or comfort letters from the Company’s independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, any Holder or the lead managing underwriter (or lead counterparty, as the case may be) therefor reasonably requests;

(iii) Prior to filing or submitting to the SEC or any other Governmental Authority or distributing publicly any materials (including free writing prospectuses, prospectus supplements, materials to be incorporated by reference in the relevant Registration Statement and amendments or supplements to the relevant Registration Statement) related to such Underwritten Offering or Alternative Transaction, the Company shall afford counsel to any underwriter or counterparty in such Alternative Transaction a reasonable opportunity to review and comment on any such materials, and the Company shall use commercially reasonable efforts to address any such comments; and

(iv) The Company shall take all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Underwritten Offering or Alternative Transaction, including, if required, (A) engaging a “qualified independent underwriter” in connection with the qualification of the underwriting arrangements with FINRA, (B) providing reasonable cooperation to any underwriters or counterparties in Alternative Transactions in their filings with FINRA, (C) causing its senior management, officers and employees to participate in, and to otherwise facilitate and cooperate with the preparation of the Registration Statement and prospectus and any amendments or supplements thereto (including participating in meetings, drafting sessions, due diligence sessions, “road shows” and rating agency presentations) and otherwise cooperate as requested by the underwriters or counterparties in an Alternative Transaction in the offering, marketing or selling of the Registrable Securities, taking into account the Company’s reasonable business needs, (D) including in such Registration Statement such additional information for marketing purposes as the managing underwriter or counterparty in an Alternative Transaction reasonably requests (which information may be provided by means of a prospectus supplement if permitted by SEC Guidance), (E) furnishing the underwriters or counterparties in Alternative Transactions such number of copies of such Registration Statement, each amendment and supplement thereto filed with the SEC (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such Registration Statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424, Rule 430A, Rule 430B or Rule 430C under the Securities Act and such other documents as such underwriters or counterparties may reasonably request in order to facilitate the disposition of the Registrable Securities.

(r) Neither the Company nor any subsidiary or affiliate thereof shall identify any Holder as an “underwriter” in any public disclosure or filing with the SEC or any Eligible Market without the prior written consent of such Holder (it being understood, that if the Company is required to name such Holder as an “underwriter” in such Registration Statement by the SEC (after a good faith discussion with the SEC to lift such requirement, including, without limitation, any reduction in the number of Registrable Securities of such Holder to be registered on such Registration Statement (to the extent necessary to lift such requirement)), such Holder shall have the option of electing to exclude all such Registrable Securities from such Registration Statement or to be named as an “underwriter” in such Registration Statement).

(s) Neither the Company nor any of its subsidiaries has entered, as of the date hereof, nor shall the Company or any of its subsidiaries, on or after the date of this Agreement, except with respect to the New Registration Rights Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.

4. OBLIGATIONS OF THE HOLDERS.

(a) At least five Business Days prior to the first anticipated filing date of a Registration Statement (but subject to Section 2(c) hereof), the Company shall notify each Holder in writing (which may be by email) of the information the Company requires from each such Holder if such Holder elects to have any of such Holder’s Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of a particular Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b) Each Holder, by such Holder’s acceptance of the Registrable Securities, agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of any Registration Statement hereunder, unless such Holder has notified the Company in writing (which may be by email) of such Holder’s election to exclude all of such Holder’s Registrable Securities from such Registration Statement.

(c) Each Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f), such Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until such Holder’s receipt of copies of the supplemented or amended prospectus as contemplated by Section 3(g) or the first sentence of Section 3(f) or receipt of notice that no supplement or amendment is required. Notwithstanding anything to the contrary, the Company shall cause its transfer agent to deliver unlegended Class A ordinary shares to a transferee of a Holder in connection with any sale of Registrable Securities with respect to which a Holder has entered into a contract for sale prior to the Holder’s receipt of a notice from the Company of the happening of any event of the kind described in Section 3(g) or the first sentence of Section 3(f) and for which such Holder has not yet settled.

(d) Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5. EXPENSES OF REGISTRATION.

Any and all fees and expenses incident to the Company’s performance of or compliance with the Agreement shall be paid by the Company, including, without limitation: (i) SEC, stock exchange or FINRA, and all other registration and filing fees and all listing fees and fees with respect to the inclusion of securities on any securities exchange or trading market on which any Class A ordinary shares are listed or traded, (ii) fees and expenses of compliance with state securities or “blue sky” laws of any state or jurisdiction of the United States or compliance with the securities laws of foreign jurisdictions and in connection with the preparation of a “blue sky” survey, including, without limitation, reasonable fees and expenses of outside “blue sky” counsel and securities counsel in foreign jurisdictions, (iii) word processing, printing and copying expenses, (iv) messenger and delivery expenses, (v) expenses incurred in connection with any “road show”, (vi) fees and disbursements of counsel for the Company, (vii) with respect to each registration, Underwritten Offering or Alternative Transaction, the reasonable fees and disbursements of the Legal Counsel, (viii) fees and disbursements of all independent public accountants (including the expenses of any audit and/or comfort letter and updates thereof) and fees and expenses of other Persons, including special experts, retained by the Company, (ix) fees and expenses payable to any “qualified independent underwriter”, (x) any other fees and disbursements of underwriters, if any, customarily paid by issuers or sellers of securities, including reasonable fees and expenses of counsel for the underwriters in connection with any filing with or review by FINRA (excluding, for the avoidance of doubt, any underwriting discount, commissions, or spread), (xi) fees and expenses of any transfer agent or custodian and (xii) expenses for securities law liability insurance and any rating agency fees.

6. INDEMNIFICATION AND CONTRIBUTION.

In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a) the Company will, and hereby agrees to, and hereby does, indemnify and hold harmless, to the fullest extent permitted by law, each Holder, its directors, officers, fiduciaries, trustees, employees, shareholders, members or general and limited partners (and the directors, officers, fiduciaries, employees, shareholders, members, beneficiaries or general and limited partners thereof), any underwriter (as defined in the Securities Act) for such Holder and each Person, if any, who controls such Holder or underwriter within the meaning of the Securities Act or Exchange Act, from and against any and all losses, claims, damages or liabilities, joint or several, actions or proceedings (whether commenced or threatened) and expenses (including reasonable fees of counsel and any amounts paid in any settlement effected with the Company’s consent, which consent shall not be unreasonably withheld or delayed) to which each such indemnified party may become subject under the Securities Act or otherwise in respect thereof (collectively, “Claims”), insofar as such Claims arise out of or are based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Registrable Securities were registered under the Securities Act or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary or final prospectus related to the Registrable Securities or any amendment or supplement thereto, together with the documents incorporated by reference therein, or any free writing prospectus utilized in connection therewith, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any untrue statement or alleged untrue statement of a material fact in the information conveyed by the Company to any purchaser in connection with the offering of any Registrable Securities at the time of the sale to such purchaser, or the omission or alleged omission to state therein a material fact required to be stated therein, or (iv) any violation by the Company of any federal, state, including “blue sky” Laws, or common law rule or regulation applicable to the Company and relating to action required of or inaction by the Company in connection with any such registration of Registrable Securities, and the Company will reimburse any such indemnified party for any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the Company shall not be liable to any such indemnified party in any such case to the extent such Claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact or omission or alleged omission of a material fact made in such Registration Statement or amendment thereof or supplement thereto or in any such prospectus or any preliminary or final prospectus or free writing prospectus in reliance upon and in conformity with written information furnished to the Company by or on behalf of such indemnified party specifically for use therein. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such seller.

(b) In connection with any Registration Statement in which a Holder is participating, each such Holder shall, severally and not jointly, indemnify and hold harmless (in the same manner and to the same extent as set forth in paragraph (a) of this Section 6) to the extent permitted by law the Company, its officers and directors, each Person controlling the Company within the meaning of the Securities Act, with respect to any untrue statement or alleged untrue statement of any material fact in, or omission or alleged omission of any material fact from, such registration statement, any preliminary or final prospectus contained therein, or any amendment or supplement thereto, or any free writing prospectus utilized in connection therewith, if such statement or alleged statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Company or its representatives by or on behalf of such Holder, specifically for use therein and reimburse such indemnified party for any legal or other expenses reasonably incurred in connection with investigating or defending any such Claim as such expenses are incurred; provided, however, that the aggregate amount which any such Holder shall be required to pay pursuant to Section 6(b) and (d) shall in no case be greater than the amount of the net proceeds actually received by such Holder upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim. The Company and each Holder hereby acknowledge and agree that, unless otherwise expressly agreed to in writing by such Holders to the contrary, for all purposes of this Agreement, the only information furnished or to be furnished to the Company for use in any such Registration Statement, preliminary or final prospectus or amendment or supplement thereto or any free writing prospectus are statements specifically relating to (a) the beneficial ownership of Class A ordinary shares by such Holder and its affiliates and (b) the name and address of such Holder. Such indemnity and reimbursement of expenses shall remain in full force and effect regardless of any investigation made by or on behalf of such indemnified party and shall survive the transfer of such securities by such Holder.

(c) Any Person entitled to indemnification under this Agreement shall notify promptly the indemnifying party in writing of the commencement of any action or proceeding with respect to which a Claim for indemnification may be made pursuant to this Section 6, but the failure of any indemnified party to provide such notice shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 6, except to the extent the indemnifying party is materially and actually prejudiced thereby and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than pursuant to this Agreement. In case any action or proceeding is brought against an indemnified party, the indemnifying party shall be entitled to (x) participate in such action or proceeding and (y) unless, in the reasonable opinion of outside counsel to the indemnified party, a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, assume the defense thereof jointly with any other indemnifying party similarly notified, with counsel reasonably satisfactory to such indemnified party. The indemnifying party shall promptly notify the indemnified party of its decision to assume the defense of such action or proceeding. If, and after, the indemnified party has received such notice from the indemnifying party, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense of such action or proceeding other than reasonable costs of investigation; provided, however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the action or proceeding within 10 days after receiving notice from such indemnified party that the indemnified party believes it has failed to do so; or (ii) if such indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be one or more legal or equitable defenses available to such indemnified party which are not available to the indemnifying party or which may conflict with those available to another indemnified party with respect to such Claim; or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, then, in any such case, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have made a conclusion described in clause (ii) or (iii) above) and the indemnifying party shall be liable for any expenses therefor. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim), unless such settlement or compromise (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action or claim and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party. The indemnity obligations contained in this Sections 6 shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the indemnified party which consent shall not be unreasonably withheld.

(d) If for any reason the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party, then each applicable indemnifying party shall contribute to the amount paid or payable to such indemnified party as a result of any Claim in such proportion as is appropriate to reflect the relative fault of the indemnifying party, on the one hand, and the indemnified party, on the other hand, with respect to such Claim as well as any other relevant equitable considerations. The relative fault shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. If, however, the allocation provided in the second preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative faults but also the relative benefits of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. The parties hereto agree that it would not be just and equitable if any contribution pursuant to this Section 6(d) were to be determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in the preceding sentences of this Section 6(d). The amount paid or payable in respect of any Claim shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such Claim. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Notwithstanding anything in this Section 6(d) to the contrary, no indemnifying party (other than the Company) shall be required pursuant to this Section 6(d) to contribute any amount greater than the amount of the net proceeds actually received by such indemnifying party upon the sale of the Registrable Securities pursuant to the Registration Statement giving rise to such Claim, less the amount of any indemnification payment made by such indemnifying party pursuant to Section 6(b).

(e) The indemnity and contribution agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party and shall survive the transfer of the Registrable Securities by any such party and the completion of any offering of Registrable Securities in a Registration Statement.

7. [RESERVED].

8. REPORTS UNDER THE EXCHANGE ACT.

With a view to making available to the Holders the benefits of Rule 144 promulgated under the Securities Act or any other similar rule or regulation of the SEC that may at any time permit the Holders to sell securities of the Company to the public without registration (“Rule 144”), while subject to the reporting requirements of the Exchange Act, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in Rule 144;

(b) file with the SEC in a timely manner all reports and other documents required of the Company under the Exchange Act so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c) furnish to each Holder so long as such Holder owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144 and the Exchange Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested to permit the Holders to sell such securities pursuant to Rule 144 without registration; provided, that any such item which is available on the SEC’s EDGAR System (or successor thereto) need not be furnished in physical form.

9. ASSIGNMENT OF REGISTRATION RIGHTS.

Neither the Company nor any Holder shall assign all or any part of this Agreement without the prior written consent of the Company and Required Holder; provided that without the prior written consent of the Company, the Holders may assign their rights and obligations under this Agreement in whole or in part to (i) any of their affiliates and/or (ii) any Person who becomes a holder of Registrable Securities upon a distribution by any of the Holders of Class A ordinary shares to their members, limited partners or stockholders that becomes a party hereto by executing and delivering an assignment and joinder agreement to the Company, substantially in the form of Exhibit A to this Agreement. Except as otherwise provided herein, this Agreement will inure to the benefit of and be binding on the parties hereto and their respective successors and permitted assigns.

10. AMENDMENT OF REGISTRATION RIGHTS.

Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Required Holders; provided that any such amendment or waiver that complies with the foregoing but that disproportionately, materially and adversely affects the rights and obligations of any Holder relative to the comparable rights and obligations of the other Holders shall require the prior written consent of such adversely affected Holder. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon each Holder and the Company. No such amendment shall be effective to the extent that it applies to less than all of the holders of the Registrable Securities. No consideration shall be offered or paid to any Person to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (other than the reimbursement of legal fees) also is offered to all of the parties to this Agreement.

11. MISCELLANEOUS.

(a) Entire Agreement. This Agreement supersedes all other prior oral or written agreements between the Holders, the Company, their affiliates and persons acting on their behalf with respect to the matters discussed herein, and this Agreement and the instruments referenced herein contain the entire understanding of the parties with respect to the matters covered herein and, except as specifically set forth herein, neither the Company nor any Holder makes any representation, warranty, covenant or undertaking with respect to such matters.

(b) Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns, including any transferees of Registrable Securities permitted under Section 9. The Company shall not assign this Agreement or any rights or obligations hereunder, including by way of a fundamental change, without the prior written consent of the Required Holders. No purchaser of any Class A ordinary shares from a Holder shall be deemed a successor or assign by reason merely of such purchase; provided, however, that a Holder may assign some or all of its rights hereunder without the consent of the Company to any permitted assignee pursuant to Section 9, in which event such assignee shall be deemed to be a Holder hereunder with respect to such assigned rights. For the avoidance of doubt, and without limiting the rights of a permitted assignee hereunder, the assignment of this Agreement to a permitted assignee shall not relieve the Company of any obligations to a Holder for any fees, reimbursement of expenses, indemnification or any other payments hereunder.

(c) No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other person.

(d) Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon transmission, when delivered by email or facsimile; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

Cazoo Group Ltd

41 Chalton Street

London, NW1 1JD

United Kingdom

Attn.:	Alex Chesterman
(alex.chesterman@cazoo.co.uk)
Paul Woolf
(paul.woolf@cazoo.co.uk)
Paul Whitehead
(paul.whitehead@cazoo.co.uk)
Sophie Hosking
(legal@cazoo.co.uk)

With a copy (which shall not constitute notice) to:

Freshfields Bruckhaus Deringer LLP

601 Lexington Avenue

New York, NY 10022

Attn.:	Valerie Ford Jacob, Esq.
(valerie.jacob@freshfields.com)
Mark Liscio, Esq.
(mark.liscio@freshfields.com)
Richard Tett, Esq.
(richard.tett@freshfields.com)

If to a Holder:

To the individual named on such Holder’s signature page

With a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP

767 Fifth Avenue

New York, NY 10153

Attn.:	Frank R. Adams, Esq.
(Frank.Adams@weil.com)
Ashley Butler, Esq.
(Ashley.Butler@weil.com)

Any party to this Agreement may change such address for notices by sending to the parties to this Agreement written notice of a new address for such purpose.

(e) Specific Performance. The parties acknowledge that money damages are not an adequate remedy for violations of this Agreement and that any party may, in its sole discretion, apply to a court of competent jurisdiction for specific performance or injunctive or such other relief as such court may deem just and proper in order to enforce this Agreement or prevent any violation hereof and, to the extent permitted by applicable Law, each party waives any objection to the imposition of such relief, this being in addition to any other remedy to which such party is entitled at law or in equity.

(f)   Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal Laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the Laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by Law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(g) Headings. The headings of this Agreement are for convenience of reference and shall not form part of, or affect the interpretation of, this Agreement.

(h) Extensions; Waivers. Any party may, for itself only, (a) extend the time for the performance of any of the obligations of any other party under this Agreement, (b) waive any inaccuracies in the representations and warranties of any other party contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any such extension or waiver will be valid only if set forth in a writing signed by the party to be bound thereby. No waiver by any party of any default, misrepresentation or breach of warranty or covenant hereunder, whether intentional or not, may be deemed to extend to any prior or subsequent default, misrepresentation or breach of warranty or covenant hereunder or affect in any way any rights arising because of any prior or subsequent such occurrence. Neither the failure nor any delay on the part of any party to exercise any right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right or remedy preclude any other or further exercise of the same or of any other right or remedy.

(i) Severability. If any provision of this Agreement is prohibited by Law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(j) Counterparts. This Agreement may be executed in two or more identical counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party. Executed copies of the signature pages of this Agreement sent by facsimile or transmitted electronically in Portable Document Format shall be treated as originals, fully binding and with full legal force and effect, and the parties waive any rights they may have to object to such treatment.

(k) No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

(l) Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(m) Several and not Joint. Notwithstanding any other provision of this Agreement, the rights, duties, and obligations of each Holder hereunder are several and not joint, and no Holder shall be liable hereunder for the duties or obligations of any other Holder. No Holder makes any representation or warranty hereunder to or for the benefit of any other Holder.

(n) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile or similar reproduction of such signed writing using a facsimile machine or electronic mail will be treated in all manner and respects as an original agreement or instrument and will be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto will re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument will raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

COMPANY:

CAZOO GROUP LTD

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

HOLDERS:

[●]

By:

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit A

FORM OF ASSIGNMENT AND JOINDER

[          ], 20[          ]

Reference is made to the Registration Rights Agreement, dated as of [     ], 20[ ], by and among Cazoo Group Ltd, a Cayman Islands exempted company (the “Company”), and certain holders which hold Registrable Securities (as defined below) that become party thereto (the “Registration Rights Agreement”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Registration Rights Agreement.

Pursuant to Section 9 of the Registration Rights Agreement, [     ] (the “Assignor”) hereby assigns [in part][or: in full] its rights and obligations under the Registration Rights Agreement to each of [    ], [    ] and [   ] (each, an “Assignee” and collectively, the “Assignees”). [For the avoidance of doubt, the Assignor will remain a party to the Registration Rights Agreement following the assignment in part of its rights and obligations thereunder to the undersigned Assignees.]

Each undersigned Assignee hereby agrees to and does become party to the Registration Rights Agreement. This assignment and joinder shall serve as a counterpart signature page to the Registration Rights Agreement and by executing below each undersigned Assignee is deemed to have executed the Registration Rights Agreement with the same force and effect as if originally named a party thereto and each Assignee’s Class A ordinary shares shall be included as Registrable Securities under the Registration Rights Agreement.

[Remainder of page intentionally left blank]

A-1

IN WITNESS WHEREOF, the undersigned have duly executed this assignment and joinder as of date first set forth above.

ASSIGNOR:

[____________]

By:
Name:
Title:

ASSIGNEE(S):

[____________]

By:
Name:
Title: